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Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We consent to the incorporation by reference in the Registration Statement (Form S-3 No. 333-152833) of Synta Pharmaceuticals Corp. and in the related Prospectus, Registration Statement (Form S-8 No. 333-141903) pertaining to the 2001 Stock Plan, the 2006 Stock Plan and the Non-qualified Stock Option Agreement dated May 27, 2004, and Registration Statement (Form S-8 No. 333-152824) pertaining to the Amended and Restated 2006 Stock Plan of Synta Pharmaceuticals Corp., of our reports dated March 24, 2009, with respect to the consolidated financial statements of Synta Pharmaceuticals Corp. and the effectiveness of internal control over financial reporting of Synta Pharmaceuticals Corp. included in this Annual Report (Form 10-K) for the year ended December 31, 2008.

/s/ Ernst & Young LLP

Boston, Massachusetts
March 24, 2009

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  Exhibit 23.2
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM